                                                                    EXHIBIT 3.40

                          Certificate Of Incorporation
                                       Of
                       TRW Safety Systems Holding Company

         The undersigned, for the purpose of organizing a corporation for conducting business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware
(particularly Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, referred to as the "General Corporation Law of Delaware"), hereby certifies that:

         First: The name of the Corporation is TRW Safety Systems Holding
Company.

         Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation
Trust Company.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are without par value. All such shares are of one class and are Common Stock.

         Fifth: The name and the mailing address of the incorporator is as follows:

                 Julia M. Tocco - 2S
                 1900 Richmond Road
                 Cleveland, Ohio  44124

         Signed on this 22nd day of December, 1993.

                                             /s/  Julia M. Tocco
                                        ---------------------------
                                             Julia M. Tocco
                                             Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         TRW Safety Systems Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware, does hereby certify:

FIRST:

         That by unanimous written consent of the Board of Directors of TRW
Safety Systems Holding Company, dated December 11, 1995, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and recommending adoption of the same by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED that the Directors of the Corporation declare to be advisable and recommend to the stockholders of the Corporation that Article First of the Corporation's Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the corporation is TRW Safety Systems
         Inc."

SECOND:

         That thereafter, pursuant to Section 228(a), the stockholders of said corporation, by unanimous written consent dated December 11, 1995, voted in favor of the amendment.

THIRD:

         That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TRW Safety Systems Holding Company has caused this certificate to be signed by James M. Roosevelt, its Vice President, and Jean M.
Schmidt, its Assistant Secretary, this 15th day of December, 1995.

                                            By:       /s/ James M. Roosevelt
                                               --------------------------------
                                                      James M. Roosevelt
                                                       Vice President

                                            And:     /s/ Jean M. Schmidt
                                                -------------------------------
                                                        Jean M. Schmidt
                                                      Assistant Secretary